Exhibit 99.1

PMC-Sierra Reports Fourth Quarter and Year End 2003 Financial Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 20, 2004--

                   -- Q4 Net Revenues: $70.6 million

  -- Q4 Net Income: $5.9 million Non-GAAP or $0.03/sh.; $9.5 million
                           GAAP or $0.05/sh.

  -- Company purchases $106.9 million of its convertible notes under tender offer

    PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors and MIPS-based microprocessors, today reported its fourth quarter and year end 2003 results for the period ended December 28, 2003.
    Net revenues in the fourth quarter of 2003 were $70.6 million compared with $63.1 million for the third quarter of 2003 and $52.6 million for the same period a year ago. This represented an increase in revenues of 12 percent sequentially and 34 percent on a year-over-year basis.
    Net income in the fourth quarter of 2003 on a non-GAAP basis was $5.9 million (non-GAAP diluted earnings per share of $0.03) compared with non-GAAP net income of $0.8 million (non-GAAP diluted earnings per share of $0.00) in the prior quarter. GAAP net income in the fourth quarter of 2003 was $9.5 million (GAAP diluted earnings per share of $0.05). This compares to GAAP net income of $3.2 million in the third quarter of 2003 (GAAP diluted earnings per share of $0.02).
    For the year ended December 28, 2003, net revenues increased 14 percent to $249.5 million compared with $218.1 million for the year ended December 29, 2002. Non-GAAP net loss in 2003 was $4.0 million (non-GAAP diluted net loss per share of $0.02) compared with non-GAAP net loss of $45.8 million (non-GAAP diluted net loss per share of $0.27) the prior year. GAAP net loss in 2003 was $8.0 million (GAAP diluted net loss per share of $0.05) compared with the prior year's GAAP net loss of $65.0 million (GAAP diluted net loss per share of $0.38).
    Non-GAAP net income in the fourth quarter of 2003 excludes primarily the following three items: (i) a $1.8 million elimination of a provision for potential litigation costs; (ii) a net restructuring charge of $2.5 million primarily related to excess facilities abandoned in the fourth quarter; and (iii) a $3.5 million additional recovery of prior year income taxes. (For a full reconciliation of GAAP versus non-GAAP financials on a quarterly and annual basis, please see the schedule on page 6 of this release). The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and planning for the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.
    "PMC-Sierra recorded its fourth consecutive quarter of revenue growth, our profitability has improved, and we strengthened our balance sheet," said Bob Bailey, president and CEO of PMC-Sierra. "Increased revenues in DSL-related, metro-transport and storage systems semiconductors resulted in improved operating results."
    As previously announced on January 7, 2004, subsequent to the Company's most recent balance sheet date, PMC-Sierra used cash to repurchase $106.9 million of its outstanding 3.75 percent convertible subordinated notes at par, plus $1.6 million in related accrued interest. The Company now has $68.1 million of the notes remaining on its balance sheet.

    New products announced in the fourth quarter of 2003 include the following:

- RM9000x1GL(TM) - introduced a highly integrated 64-bit MIPS-based(TM) single CPU core microprocessor with 3 ports of 10/100/1000 Ethernet MAC, Generic Packet Interfaces, and PCI or HyperTransport. The RM9000x1GL integrates high-speed memory and I/O interfaces to create low latency accesses into the main memory and high bandwidth to the I/O devices. Its targeted use is in a wide range of applications such as enterprise routers and switches, network protocol processing and conversion servers, storage systems, DSLAMs and Web servers.

- QuadSMX - introduced a Gigabit-serial interconnect device supporting the Serial Attached SCSI (SAS) industry standard for storage system and hard disk drive interfaces. The QuadSMX 3G is a four channel, bi-directional 2:1 multiplexer/demultiplexer operating at 3.0 Gbit/s. It provides storage and server equipment makers with an interface solution for SAS host-controller signal steering, signal repeating and level shifting. The device supports auto-detect or programmable output swing level control for seamless interconnect to SATA I, SATA II or SAS hard disk drives.

- Clock Management Products - introduced two flexible clock generators as well as a low skew buffer device. The clock generators are tailored to drive the clocking inputs of PMC-Sierra's leading line of MIPS-based microprocessors, namely the RM9000(TM), RM7000(TM) and RM5200(TM) product families. The flexible clock generator is also directly compatible with PMC-Sierra's Gigabit SERDES, retimer devices and physical layer devices. The high-speed, low skew fan-out buffer is ideal for use in clock distribution applications requiring the fan-out of clock signals generated by PMC-Sierra's other two clock generators.

    Fourth Quarter 2003 Conference Call

    Management will review the fourth quarter 2003 results and provide guidance for the first quarter of 2004 during a conference call at 1:30 pm Pacific Time/4:30 Eastern Time today. To listen to the call, investors can access an audio webcast of the conference call on the Financial Webcasts section of the website at www.pmc-sierra.com/investorNews. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial (719) 457-2653 approximately ten minutes before the start time. A phone replay will be available 15 minutes after the completion of the call and can be accessed by dialing (719) 457-0820 (replay access code is 582762). A replay of the webcast will be available for five business days.

    First Quarter 2004 Conference Call

    PMC-Sierra will be releasing its results for the first quarter on April 15, 2004. A conference call will be held that day to review the quarter and provide an outlook for the second quarter of 2004.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of high-speed broadband communications and storage semiconductors and MIPS-based microprocessors for Enterprise, Access, Metro Optical Transport, Storage Area Networking and Wireless network equipment. PMC-Sierra is included in the S&P 500 Index and is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements regarding trends in the Company's revenue growth and profitability, and growth opportunities in PMC-Sierra's market segments, are subject to risks and uncertainties. PMC-Sierra's actual results may differ from these projections. Actual results will be affected primarily by the level of end-user demand for systems incorporating PMC-Sierra's products, by the mix of higher and lower margin product sales, and by sales in different regions. The Company's SEC filings describe several reasons why PMC-Sierra cannot predict these factors, including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times, customer concentration, competition and exchange rate fluctuations. PMC-Sierra also cannot predict the time frame during which growth in different market segments may occur or the consistency over time of growth in any segment.

    (C)Copyright PMC-Sierra, Inc. 2004. All rights reserved.
PMC-Sierra, RM5200, RM7000, RM9000 and RM9000x1GL are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.


                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                            Three Months Ended
                                      ------------------------------
                                       Dec 28,   Sep 28,    Dec 29,
                                       2003 (1)  2003 (2)   2002 (3)
Net revenues
 Networking                            $69,851   $63,100   $ 52,556
 Non-networking                            768         -          -
                                      --------- --------- ----------
 Total                                  70,619    63,100     52,556

Gross profit $
 Networking                             47,469    41,232     31,580
 Non-networking                            329         -          -
                                      --------- --------- ----------
 Total                                  47,798    41,232     31,580
                                      --------- --------- ----------

Gross profit %
 Networking                              68.0%     65.3%      60.1%
 Non-networking                          42.8%         -          -
 Total                                   67.7%     65.3%      60.1%

Other costs and expenses:
 Research and development               28,593    27,759     33,085
 Marketing, general and
  administrative                        10,926    12,031     13,827
                                      --------- --------- ----------
Non-GAAP income (loss)
 from operations                         8,279     1,442    (15,332)

Interest and other income
 (expense), net                            (80)     (267)       819
                                      --------- --------- ----------
Non-GAAP income (loss) before
 provision for income taxes              8,199     1,175    (14,513)

Provision for (recovery of)
 income taxes                            2,296       329     (4,064)
                                      --------- --------- ----------
Non-GAAP net income (loss)             $ 5,903   $   846   $(10,449)
                                      ========= ========= ==========

Non-GAAP net income (loss)
 per share - diluted                   $  0.03   $  0.00   $  (0.06)

Shares used to calculate non-GAAP net
 income (loss) per share - diluted:    190,694   186,137    170,594



    Non-GAAP adjustments

    The above amounts have been adjusted to eliminate the following:

    (1) $0.3 million amortization of deferred stock compensation, $2.5 million net charge for restructuring costs, $1.8 million elimination of a provision for potential litigation costs, $0.2 million gain on sale of property and investments, $3.5 million additional recovery of prior year income taxes and $0.9 million income tax effect related to these non-GAAP adjustments. The restructuring charge is comprised of $3.2 million additional excess facilities costs, and the reversal of $0.7 million excess accrual for workforce reduction costs related to our January 2003 restructuring plan.

    (2) $0.3 million amortization of deferred stock compensation, $1.1 million net reversal of restructuring costs, $1.7 million gain on extinguishment of debt and $0.2 million loss on sale of investments. The $1.1 million net reversal of restructuring costs is comprised of a $4.5 million reversal of excess facilities costs related to our October 2001 restructuring, $3.1 million additional excess facilities costs related to sites abandoned in our March 2001 restructuring and $0.3 million of restructuring costs related to our January 2003 restructuring plan.

    (3) $4.0 million write-down of excess inventory recorded in cost of revenues, $0.5 million amortization of deferred stock compensation, $1.8 million write-down for impairment of property and equipment, $15.3 million write-down for impairment of other investments, $0.6 million gain on sale of other investments and $1.0 million income tax effect related to these non-GAAP adjustments.


                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                               Twelve Months Ended
                                            ------------------------
                                              Dec 29,     Dec 29,
                                              2003 (4)    2002 (5)
Net revenues
 Networking                                  $ 247,947    $ 212,651
 Non-networking                                  1,536        5,442
                                            -----------  -----------
 Total                                         249,483      218,093

Gross profit $
 Networking                                    160,950      130,242
 Non-networking                                    658        2,329
                                            -----------  -----------
 Total                                         161,608      132,571
                                            -----------  -----------

Gross profit %
 Networking                                      64.9%        61.2%
 Non-networking                                  42.8%        42.8%
 Total                                           64.8%        60.8%

Other costs and expenses:
 Research and development                      119,473      137,734
 Marketing, general and administrative          47,724       63,419
                                            -----------  -----------
Non-GAAP income (loss) from operations          (5,589)     (68,582)

Interest and other income (expense), net            95        4,953
                                            -----------  -----------
Non-GAAP income (loss) before
 provision for income taxes                     (5,494)     (63,629)

Provision for (recovery of) income taxes        (1,539)     (17,817)
                                            -----------  -----------
Non-GAAP net income (loss)                   $  (3,955)   $ (45,812)
                                            ===========  ===========

Non-GAAP net income (loss)
 per share - diluted                         $   (0.02)   $   (0.27)

Shares used to calculate non-GAAP net
 income (loss) per share - diluted:            173,568      170,107


    Non-GAAP adjustments

    The above amounts have been adjusted to eliminate the following:

    (4) $1.0 million amortization of deferred stock compensation, $15.3 million net charge for restructuring costs, $1.8 million elimination of a provision for potential litigation costs, $2.5 million gain on sale of property and investments, $1.7 million gain on extinguishment of debt, $3.5 million additional receipt of prior year income taxes and $2.8 million income tax effect related to these non-GAAP adjustments. The $15.3 million net charge for restructuring is comprised of $7.2 million for workforce reduction, $11.9 million for excess facilities, $1.4 million for asset impairments, $4.5 million reversal of excess facilities costs related to our October 2001 restructuring and $0.7 million reversal of excess workforce reduction costs related to our January 2003 restructuring plan. The $2.5 million net gain on sale of property and investments is comprised of a $5.9 million net gain on sale of investment, a $3.5 million charge for impairment of other investments and $0.1 million gain on sale of property.

    (5) $4.0 million write-down of excess inventory recorded in cost of revenues, $2.8 million amortization of deferred stock compensation, $1.8 million write-down for impairment of property and equipment, $15.3 million write-down for impairment of other investments, $3.8 million gain on sale of other investments and $1.0 million income tax effect related to these non-GAAP adjustments.

    As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for gross profit, income (loss) from operations, net income (loss) and net income (loss) per share in its press release.

    A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                            Three Months Ended
                                     -------------------------------
                                      Dec 28,   Sep 28,     Dec 29,
                                        2003      2003        2002

Non-GAAP net income (loss)            $ 5,903   $   846   $ (10,449)

Amortization of deferred
 stock compensation                      (270)     (313)       (525)
Write-down of excess inventory              -         -      (4,020)
Impairment of property and equipment        -         -      (1,824)
Restructuring costs:
 Workforce reduction                      732         -           -
 Excess facility and contract
  settlement costs                     (3,235)    1,272           -
 Write-down of assets                       -      (179)          -
Elimination of a provision for
 potential litigation costs             1,750         -           -
Impairment of other investments             -         -     (15,337)
Gain on extinguishment of debt              -     1,700           -
Gain on sale of investments               192      (162)        623
Additional recovery of prior year
 income taxes                           3,517         -           -
Income tax effect of above items          936         -       1,041
                                     --------- --------- -----------
GAAP net income (loss)                $ 9,525   $ 3,164   $ (30,491)
                                     ========= ========= ===========


                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                               Twelve Months Ended
                                             -----------------------
                                               Dec 28,       Dec 29,
                                                 2003         2002

Non-GAAP net income (loss)                    $ (3,955)   $ (45,812)

Amortization of deferred
 stock compensation                             (1,008)      (2,813)
Write-down of excess inventory                       -       (4,020)
Impairment of property and equipment                 -       (1,824)
Restructuring costs:
 Workforce reduction                            (6,464)           -
 Excess facility and contract
  settlement costs                              (7,360)           -
 Write-down of assets                           (1,490)           -
Elimination of a provision for
 potential litigation costs                      1,750            -
Impairment of other investments                 (3,500)     (15,337)
Gain on extinguishment of debt                   1,700            -
Gain on sale of investments                      6,023        3,758
Additional recovery of prior year
 income taxes                                    3,517            -
Income tax effect of above items                 2,796        1,041
                                             ----------  -----------
GAAP net income (loss)                        $ (7,991)   $ (65,007)
                                             ==========  ===========


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)


                                      Three Months Ended (unaudited)
                                      ------------------------------
                                        Dec 28,   Sep 28,    Dec 29,
                                          2003      2003       2002
Net revenues
 Networking                            $69,851   $63,100   $ 52,556
 Non-networking                            768         -          -
                                      --------- --------- ----------
 Total                                  70,619    63,100     52,556

Cost of revenues                        22,821    21,868     24,996
                                      --------- --------- ----------
 Gross profit                           47,798    41,232     27,560

Other costs and expenses:
 Research and development               28,593    27,759     33,085
 Marketing, general and
  administrative                         9,176    12,031     13,827
 Amortization of deferred
  stock compensation:
   Research and development                  -         -        507
   Marketing, general and
    administrative                         270       313         18
 Impairment of property and equipment        -         -      1,824
 Restructuring costs                     2,503    (1,093)         -
                                      --------- --------- ----------
Income (loss) from operations            7,256     2,222    (21,701)

Interest and other income
 (expense), net                             27      (267)       819
Gain on extinguishment of debt               -     1,700          -
Gain (loss) on investments                  85      (162)   (14,714)
                                      --------- --------- ----------
Income (loss) before provision
 for income taxes                        7,368     3,493    (35,596)

Provision for (recovery of)
 income taxes                           (2,157)      329     (5,105)
                                      --------- --------- ----------
Net income (loss)                      $ 9,525   $ 3,164   $(30,491)
                                      ========= ========= ==========

Net income (loss) per
 common share - basic                  $  0.05   $  0.02   $  (0.18)

Net income (loss) per
 common share - diluted                $  0.05   $  0.02   $  (0.18)

Shares used in per share
 calculation - basic                   176,464   174,118    170,594
Shares used in per share
 calculation - diluted                 190,694   186,137    170,594


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)


                                                Twelve Months Ended
                                               ---------------------
                                                 Dec 28,    Dec 29,
                                                   2003       2002
Net revenues
 Networking                                     $247,947   $212,651
 Non-networking                                    1,536      5,442
                                               ---------- ----------
 Total                                           249,483    218,093

Cost of revenues                                  87,875     89,542
                                               ---------- ----------
 Gross profit                                    161,608    128,551

Other costs and expenses:
 Research and development                        119,473    137,734
 Marketing, general and administrative            45,974     63,419
 Amortization of deferred
  stock compensation:
   Research and development                          317      2,645
   Marketing, general and administrative             691        168
 Impairment of property and equipment                  -      1,824
 Restructuring costs                              15,314          -
                                               ---------- ----------
Income (loss) from operations                    (20,161)   (77,239)

Interest and other income (expense), net             202      4,953
Gain on extinguishment of debt                     1,700          -
Gain (loss) on investments                         2,416    (11,579)
                                               ---------- ----------
Income (loss) before provision
 for income taxes                                (15,843)   (83,865)

Provision for (recovery of) income taxes          (7,852)   (18,858)
                                               ---------- ----------
Net income (loss)                               $ (7,991)  $(65,007)
                                               ========== ==========

Net income (loss) per common share - basic      $  (0.05)  $  (0.38)

Net income (loss) per common share - diluted    $  (0.05)  $  (0.38)

Shares used in per share calculation - basic     173,568    170,107
Shares used in per share calculation - diluted   173,568    170,107


                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                                 Dec 28,    Dec 29,
                                                   2003      2002

ASSETS:
Current assets:
  Cash and short-term investments (1)           $411,928   $416,659
  Accounts receivable, net                        21,645     16,621
  Inventories, net                                18,275     26,420
  Deferred tax assets                                  -      1,083
  Prepaid expenses and other current assets       12,547     15,499
                                               ---------- ----------
    Total current assets                         464,395    476,282

Investment in bonds and notes (1)                 41,569    148,894
Other investments and assets                      11,336     21,978
Property and equipment, net                       20,750     51,189
Goodwill and other intangible assets, net          8,127      8,381
Deposits for wafer fabrication capacity            6,779     21,992
                                               ---------- ----------
                                                $552,956   $728,716
                                               ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                              $ 27,356   $ 24,697
  Accrued liabilities                             50,240     53,530
  Income taxes payable                            36,171     21,553
  Accrued restructuring costs                     16,413    129,499
  Deferred income                                 15,720     17,982
  Current deferred income taxes                    1,051          -
                                               ---------- ----------
    Total current liabilities                    146,951    247,261

3.75% Convertible subordinated notes
  due August 15, 2006                            175,000    275,000
Deferred tax liabilities                             189      2,764

PMC special shares convertible into 2,921
  (2002 - 3,196) shares of common stock            4,519      5,052

Stockholders' equity
  Capital stock and additional paid in capital   870,857    834,265
  Deferred stock compensation                          -     (1,158)
  Accumulated other comprehensive income           1,838      3,939
  Accumulated deficit                           (646,398)  (638,407)
                                               ---------- ----------
    Total stockholders' equity                   226,297    198,639
                                               ---------- ----------
                                                $552,956   $728,716
                                               ========== ==========


(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $453.5 million and $565.6 million at December 28, 2003 and December 29, 2002, respectively.


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                               Twelve Months Ended
                                             -----------------------
                                                Dec 28,      Dec 29,
                                                  2003         2002

Cash flows from operating activities:
 Net loss                                     $  (7,991)  $ (65,007)
 Adjustments to reconcile net loss to net
 cash used in operating activities:
  Deferred income taxes                           1,131       8,429
  Depreciation and amortization                  29,361      45,224
  Loss on disposal of property and equipment        232           -
  Impairment of other investments                 3,500      15,337
  Noncash restructuring costs                     1,490           -
  Impairment of property and equipment                -       1,824
  Write-down of excess inventory                      -       4,020
  Gain on extinguishment of debt                 (1,700)          -
  Gain on sale of investments
   and other assets                              (5,903)     (3,725)
  Changes in operating assets
  and liabilities:
   Accounts receivable                           (5,024)       (617)
   Inventories                                    8,145       3,806
   Prepaid expenses and other current assets      4,511       2,936
   Accounts payable and accrued liabilities        (631)      6,239
   Income taxes payable                          14,618       1,811
   Accrued restructuring costs                 (113,061)    (30,253)
   Deferred income                               (2,262)     (9,695)
                                             ----------- -----------
    Net cash used in operating activities       (73,584)    (19,671)
                                             ----------- -----------

Cash flows from investing activities:
 Change in restricted cash                        2,782      (5,329)
 Purchases of short-term investments            (71,239)   (262,217)
 Proceeds from sales and maturities
  of short-term investments                     290,717     234,344
 Purchases of long-term bonds and notes         (95,874)   (199,797)
 Proceeds from sales and maturities
  of long-term bonds and notes                  206,241     167,111
 Other investments and assets                     3,612      (2,340)
 Proceeds from refund of wafer
  fabrication deposits                           15,213           -
 Purchases of property and equipment            (11,636)     (3,141)
 Proceeds from sale of property                  14,225           -
 Purchase of intangible assets                     (225)          -
                                             ----------- -----------
    Net cash provided by (used in)
     investing activities                       353,816     (71,369)
                                             ----------- -----------

Cash flows from financing activities:
 Repayment of capital leases
  and long-term debt                                  -        (470)
 Repurchase of convertible notes                (96,680)          -
 Proceeds from issuance of common stock          36,208       9,894
                                             ----------- -----------
    Net cash provided by (used in)
     financing activities                       (60,472)      9,424
                                             ----------- -----------

Net increase (decrease) in cash
 and cash equivalents                           219,760     (81,616)
Cash and cash equivalents, beginning
  of the period                                  70,504     152,120
                                             ----------- -----------
Cash and cash equivalents, end of the period  $ 290,264   $  70,504
                                             =========== ===========

    CONTACT: PMC-Sierra Contacts:
             Alan Krock
             VP Finance & CFO
             Tel: 1-408-988-1204
             alan krock@pmc-sierra.com
             or
             David Climie
             Director, Investor Relations
             Tel: 1-408-988-8276
             david_climie@pmc-sierra.com
             or
             Susan Kirk
             Public Relations
             Tel: 1-408-988-8515
             susan_kirk@pmc-sierra.com